As filed with the Securities and Exchange Commission on June 4, 2018

File No. 001-38471

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Veoneer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-3720890
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Klarabergsviadukten 70, Section B7, SE-111 64

Box 70381, SE-107 24

Stockholm, Sweden

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +46 8 587 20 600

With copies to

Dennis O. Garris	Lars Sjöbring
David A. Brown	Group VP Legal Affairs,
Alston & Bird LLP	General Counsel and Secretary
950 F Street NW	Autoliv, Inc.
Washington, DC 20004	Klarabergsviadukten 70, Section B,
202 239 3463	7th Floor
SE-107 24, Stockholm, Sweden
+46 8 587 20 600

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
Common stock, par value $1.00 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1. Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Special Note About Forward-Looking Statements,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Executive and Director Compensation” and “Certain Relationships and Related Persons Transactions” of the information statement filed as Exhibit 99.1 to this Form 10 (the “information statement”). Those sections are incorporated herein by reference.

Item 1A. Risk Factors

The information required by this item is contained under the section “Risk Factors” of the information statement. That section is incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Condensed Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the information statement. Those sections are incorporated herein by reference.

Item 3. Properties

The information required by this item is contained under the sections “Properties” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the information statement. Those sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the information statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section “Management” of the information statement. That section is incorporated herein by reference.

Item 6. Executive Compensation

The information required by this item is contained under the sections “Management” and “Executive and Director Compensation” of the information statement. Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management,” “Executive and Director

Compensation” and “Certain Relationships and Related Persons Transactions” of the information statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

The information required by this item is contained under the section “Business —Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Trading Market,” “Executive and Director Compensation,” “Description of Capital Stock” and “Swedish Depository Receipts” of the information statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

The information required by this item is contained under the section “Description of Capital Stock—Sale of Unregistered Securities” of the information. That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Risk Factors—Risks Related to Our Securities” “Description of Capital Stock,” and “Swedish Depository Receipts” of the information statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the sections “Certain Relationships and Related Persons Transactions—Indemnification Agreements” and “Description of Capital Stock—Limitations on Liability and Indemnification of Officers and Directors and Insurance” of the information statement. Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Condensed Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” and the statements referenced therein of the information statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(a) Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” of the information statement. That section is incorporated herein by reference.

(b) Exhibits

Exhibit No.	Description

2.1	Form of Distribution Agreement between Veoneer, Inc. and Autoliv, Inc.

3.1	Form of Amended and Restated Certificate of Incorporation†

3.2	Form of Amended and Restated Bylaws†

4.1	General Terms and Conditions for Swedish Depository Receipts in Veoneer, Inc.

10.1	Form of Employee Matters Agreement between Veoneer, Inc. and Autoliv, Inc.

10.2	Form of Tax Matters Agreement between Veoneer, Inc. and Autoliv, Inc.

10.3	Form of Amended and Restated Transition Services Agreement between Veoneer, Inc. and Autoliv, Inc.

10.4	Form of Indemnification Agreement to be entered into between Veoneer, Inc. and each of its directors and executive officers

10.5	Joint Venture Agreement, dated April 18, 2017, between Volvo Car Corporation and Autoliv Development AB regarding Zenuity AB**

10.6	Joint Venture Agreement, dated March 7, 2016, by and among Autoliv ASP, Inc., Autoliv AB, Autoliv Holding, Inc. and Nissin Kogyo Co., Ltd., Nissin Kogyo Holdings USA, Inc. and Zhongshan Nissin Industry Co., Ltd.†

10.7	Employment Agreement by and between Veoneer, Inc. and Jan Carlson†

10.8	Severance Agreement by and between Veoneer, Inc. and Jan Carlson†

10.9	Employment Agreement by and between Veoneer, Inc. and Mathias Hermansson†

10.10	Employment Agreement by and between Veoneer, Inc. and Johan Löfvenholm†

10.11	Change-in-Control Severance Agreement by and between Veoneer, Inc. and Johan Löfvenholm†

10.12	Employment Agreement by and between Veoneer, Inc. and Lars Sjöbring†

10.13	Change-in-Control Severance Agreement by and between Veoneer, Inc. and Lars Sjöbring†

10.14	Employment Agreement by and between Veoneer, Inc. and Thomas Jönsson†

10.15	Employment Agreement by and between Veoneer, Inc. and Mikko Taipale†

10.16	Employment Agreement by and between Veoneer, Inc. and Art Blanchford†

10.17	Employment Agreement by and between Veoneer, Inc. and Peter Rogbrant†

10.18	Employment Agreement by and between Veoneer, Inc. and Steve Rodé†

10.19	Form of Veoneer, Inc. 2018 Stock Incentive Plan

10.20	Form of Veoneer, Inc. Non-Employee Director Compensation Policy†

10.21	Cooperation Agreement among Autoliv, Inc., Veoneer, Inc. and Cevian Capital II GP Limited, dated May 24, 2018

10.22	Form of Support Agreement among Autoliv, Inc., Veoneer, Inc. and the other parties thereto

21.1	List of Subsidiaries†

99.1	Preliminary Information Statement, dated June 4, 2018

†	Previously Filed.
**	Portions of this exhibit have been redacted pursuant to a confidential treatment request filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Exchange Act. The redacted portions of this exhibit have been filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Veoneer, Inc.

By:	/s/ Mathias Hermansson
Mathias Hermansson
Chief Financial Officer

Date: June 4, 2018